EXHIBIT 99.1

PRESS RELEASE

For further information contact:                                  FOR IMMEDIATE RELEASE

Cutis C. Simard

President and CEO

(207) 288-3314

Bar Harbor Bankshares Increases Quarterly Cash Dividend

Bar Harbor, Maine (January 21, 2015) – Bar Harbor Bankshares (NYSE MKT: BHB), today announced that its Board of Directors declared at its January 20, 2015 meeting, a quarterly cash dividend of 24.5 cents per share of common stock, representing an increase of 1.0 cents, or 4.26%, compared with the prior quarter and an increase of 2.83 cents or 13.1% compared with the first quarter of 2014.  The quarterly cash dividend is payable to all shareholders of record as of the close of business February 13, 2015 and will be paid on March 13, 2015.

Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust.  Bar Harbor Bank & Trust, founded in 1887, provides full service community banking with fifteen branch office locations serving downeast, midcoast, and central Maine.

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